AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.   Name of Portfolio __AXP Partners Growth Fund_______________________________

2.   Name of Issuer ___International Securities Exchange________________________

3.   Date of Purchase __3/8/2005________________________________________________

4.   Underwriter from whom purchased __Bear Stearns_____________________________

5. "Affiliated Underwriter" managing or participating in underwriting syndicate _____Raymond James & Associates, Inc.____________________________

6.   Is a list of the underwriting syndicate's members attached?  Yes ___ No _X_

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $_360,000.00_________

8.   Aggregate principal amount of offering _$180,887,544.00___________

9.   Purchase price (net of fees and expenses) __$18.00________

10.  Date offering commenced __03/08/2005____________________

11.  Offering price at close of first day on which any sales were made $_30.40__

12.  Commission, spread or profit _$0.82________________________

13.  Have the following conditions been satisfied?

     a.  The securities are:                                        Yes      No

              Part of an issue registered under the Securities
              Act of 1933 that is being offered to the public;      _X_      ___

              Eligible Municipal Securities;                        ___      _X_

              Sold in an Eligible Foreign Offering; or              ___      _X_

              Sold in an Eligible Rule 144A offering?               ___      _X_

         (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)
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
                                                                                                  Yes            No
     b.  (1)  The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the
              issuer); OR                                                                         _X_           ___


         (2)  If the securities to be purchased were offered for
              subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
              which the rights offering terminates?                                               ___           ___

     c.  The underwriting was a firm commitment underwriting?                                     _X_           ___

     d.  The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see attachment for comparison
         of spread with comparable recent offerings)?                                             _X_           ___

     e.  The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less
          than three years?                                                                       _X_           ___

     f.  (1)  The amount of the securities, other than those sold in an Eligible
              Rule 144A Offering (see below), purchased by all of the
              investment companies advised by the Adviser did not exceed
              25% of the principal amount of the offering; OR                                     _X_           ___

         (2)  If the securities purchased were sold in an Eligible Rule 144A
              Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

              (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to
                   qualified institutional buyers, as defined in Rule
                   144A(a)(1), plus                                                               ___           ___

              (ii) The principal amount of the offering of such class in
                   any concurrent public offering?                                                ___           ___

     g.  (1)  No affiliated underwriter of the Fund was a direct or indirect
              participant in or beneficiary of the sale; OR                                       _X_           ___
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                                                                                                  Yes            No
         (2)  With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise
              allocated to the account of an affiliated underwriter?                              ___           ___

     h.  Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and
         quarterly reports to the Directors?                                                      _X_           ___
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Date:  April 12, 2005              Eagle Asset Management, Inc.
                                   Subadviser Firm Name


                                   By: /s/ Gregg Harris
                                       -----------------------
                                           Signature

                                           Gregg Harris - Sr. Compliance Advisor